UNITED STATES
                        SECURITES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest reported)  May 21, 2004
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                              Vicom, Incorporated
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             (Exact name of registrant as specified in its chapter)


          Minnesota                    13529                  41-1255001
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(State or other jurisdiction   (Commission File Number)      (IRS Employer
       of incorporation)                                   Identification No.)


      9449 Science Center Drive
      New Hope, Minnesota                              55428
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(Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code 763-504-3000
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          (Former name or former address, if changed since last report)

Item 5

Other Events and Regulation FD Disclosure.

On May 21, 2004, Vicom (the Company) completed a sale of its common stock units to various accredited investors, raising proceeds to the Company of approximately 2.5 million dollars. The units consisted of three shares of Vicom common stock at a purchase price of $1.50 per share and one warrant to purchase Vicom common stock at an exercise price of $2.21 per share. The primary purpose of the aforementioned sale was to effectuate subscriber acquisitions.

                                   Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 24, 2004                             Vicom, Incorporated

                                                By  James L. Mandel
                                                    ---------------------------
                                                    James L. Mandel
                                                    Chief Executive Officer